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                                                                    EXHIBIT 10.1


                                 UGI CORPORATION
                        SUMMARY OF DIRECTOR COMPENSATION

      The table below shows the components of director compensation effective October 1, 2003. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

                             DIRECTORS' COMPENSATION

                                                  CASH             EQUITY
                                               COMPONENT        COMPONENT (1)
                                               ---------        ----------
Annual retainer                                 $52,000    1,275 Stock Units


                                                           4,250 Options for the
                                                           purchase of shares of
                                                           common stock of the
                                                           Registrant.

Annual retainer for Audit Committee Members     $57,000               --

Annual retainer for Audit Committee Chair       $62,000               --

(1) Stock Units and Options are granted under the UGI Corporation 2004 Omnibus Equity Compensation Plan